UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 5, 2009
INSULET CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33462	04-3523891
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
9 Oak Park Drive
Bedford, Massachusetts 01730
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (781) 457-5000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Ex-10.1 Offer Letter by and between Insulet Corporation and Brian Roberts dated March 2, 2009
Ex-99.1 Press Release dated March 5, 2009

Item 2.02. Results of Operations and Financial Condition
     On March 5, 2009, Insulet Corporation (the “Company”) announced its financial results for the fourth quarter and year ended December 31, 2008. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
     The information in this Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “ Exchange Act “) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Brian Roberts as Chief Financial Officer
     Effective March 5, 2009, the Board appointed Brian Roberts as Chief Financial Officer of the Company. Since August 2007, Mr. Roberts, age 38, previously served as the chief financial officer of privately held Jingle Networks, the leader in free advertiser-supported directory assistance and voice ad-serving. From January 2005 to July 2007, Mr. Roberts served as the chief financial officer of Digitas Inc., a leading digital marketing and media services firm. Mr. Roberts also served as Senior Vice President, Chief Accounting Officer and Corporate Controller of Digitas from June 2001 to December 2004. Prior to June 2001, Mr. Roberts held senior finance positions at Idiom Technologies, Inc., the Monitor Group and Ernst & Young LLP. Mr. Roberts holds a Bachelor of Science in Accounting and Finance from Boston College and is a Certified Public Accountant.
     There are no relationships or related party transactions involving Mr. Roberts or any member of his immediate family required to be disclosed pursuant to Item 404(a) of Regulation S-K.
     Pursuant to an Offer Letter, which was signed by Mr. Roberts on March 2, 2009 (the “Offer Letter”), the Company has agreed to pay Mr. Roberts an annual base salary of $280,000, and Mr. Roberts will be eligible to participate in the Company’s Executive Incentive Compensation Program with a target bonus of 40% of his base salary. In connection with the commencement of Mr. Roberts’ employment, the Company has agreed to grant him the option to purchase 180,000 shares of the Company’s common stock at a purchase price equal to the fair market value as of the date of grant. These stock options will vest over four years with 25% of the total award vesting after one year and the remainder vesting in equal quarterly installments each quarter thereafter for 12 quarters. As a condition to his employment, Mr. Roberts will be required to enter into the Company’s standard form of non-disclosure and developments agreement and the Company’s standard form of non-competition and non-solicitation agreement. Mr. Roberts will also be covered by the Company’s Amended and Restated Executive Severance Plan. A copy of the Offer Letter is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary of the Offer Letter is qualified in its entirety by reference to the text of the Offer Letter.
Appointment of Carsten Boess as Vice President International
     Effective March 5, 2009, Carsten Boess was replaced by Mr. Roberts as the Company’s Chief Financial Officer and was appointed by the Board as Vice President International of the Company.
     On March 5, 2009, the Company issued a press release regarding the foregoing. A copy of the press release is attached as Exhibit 99.1 hereto.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description

10.1	Offer Letter by and between Insulet Corporation and Brian Roberts dated March 2, 2009

99.1	Press Release dated March 5, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

INSULET CORPORATION
March 5, 2009	By:	/s/ Lars Boesgaard
Vice President of Finance

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